SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) or (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 Rydex ETF Trust
                                  -------------
             (Exact name of registrant as specified in its charter)

                  Delaware                                      See Below
---------------------------------------------            -----------------------
  (State of incorporation or organization)


                                                             (IRS Employer
                                                           Identification No.)
                  c/o Rydex
        9601 Blackwell Rd. Suite 500                              20850
                Rockville, MD                            -----------------------
---------------------------------------------                   (Zip Code)
  (Address of principal executive offices)

                    Securities to be registered pursuant to Section 12(b) of the Act:


           Title of Each Class                Name of Exchange on which each           I.R.S. Employer
            to be Registered:                   Class is to be registered:         Identification Number:

Rydex S&P 500 Pure Value ETF                      American Stock Exchange                20-4156561

Rydex S&P 500 Pure Growth ETF                     American Stock Exchange                20-4156706

Rydex S&P MidCap 400 Pure Value ETF               American Stock Exchange                20-4156760

Rydex S&P MidCap 400 Pure Growth ETF              American Stock Exchange                20-4156802

Rydex S&P SmallCap 600 Pure Value ETF             American Stock Exchange                20-4158456

Rydex S&P SmallCap 600 Pure Growth ETF            American Stock Exchange                20-4158523

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
333-101625

Securities to be registered pursuant to Section 12(g) of the Act: None.

     Item 1. Description of Registrant's Securities to be registered:

Reference is made to the Registrant's Post-Effective Amendment No. 6 to the Registration Statement on Form N-1A filed March 1, 2006 (Securities Act file number 333-101625 and Investment Company Act file number 811-21261), which is incorporated herein by reference.

     Item 2. Exhibits

A. Agreement and Declaration of Trust is incorporated by reference to Exhibit
(a)(1) of the Initial Registration Statement, as filed December 3, 2002.

B. Amended and Restated By-Laws of Trust are incorporated by reference to Exhibit (b) of the Registration Statement, as filed March 1, 2006.

                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                                             Rydex ETF Trust

Date: March 3, 2006                             By:  /s/ Carl G. Verboncoeur
                                                     Carl G. Verboncoeur
                                                     President